UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.                                   )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:
o	Preliminary Proxy Statement
o	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
o	Definitive Proxy Statement
x	Definitive Additional Materials
o	Soliciting Material Pursuant to § 240.14a-12

WEXFORD TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No Fee required.
☐     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:
N/A

2)	Aggregate number of securities to which transaction applies:
N/A

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
N/A

4)	Proposed maximum aggregate value of transaction:
N/A

5)	Total fee paid:
N/A

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
N/A

2)	Form, Schedule or Registration Statement No.:
N/A

3)	Filing Party:
N/A

4)	Date Filed:
N/A

Dear <Shareholders Name>,

I called and left a message, but I still need your help.  We are asking the shareholders to approve moving the Fund to a new trust, as we outlined in the attached cover letter.  Since you own over 1,000 shares of the Fund in your accounts it would be a big help for you to call and vote your shares.  We are asking you to vote FOR the proposal, but an abstention or even a NO vote will help us reach our quorum.

You can vote by speaking with a live operator at 1-866-296-8019 and giving your name and address.  It should take less than three minutes to cast your vote, and they can take your call anytime before 10:00 EST.  Please make sure to cast votes for all your accounts in the Fund.

Please let me know if you have any questions, and thanks again for your help.

Best regards,

<Agents Name>